Exhibit 99.1

101 Gateway Centre Parkway Richmond, Virginia 23235 Telephone: (804) 267-8000 Fax: (804) 267-8466 Website: www.landam.com

FOR IMMEDIATE RELEASE	Bob Sullivan	Lloyd Osgood
February 23, 2006	SVP - Investor Relations	SVP - Corporate Communications
	Phone: (804) 267-8703	Phone: (804) 267-8133
	bsullivan@landam.com	losgood@landam.com

LANDAMERICA REPORTS RECORD OPERATING REVENUE FOR FOURTH QUARTER AND FULL YEAR 2005

RICHMOND, VA - LandAmerica Financial Group, Inc. (NYSE: LFG), a leading provider of real estate transaction services, announces preliminary operating results for fourth quarter and fiscal year ended December 31, 2005.

	Fourth Quarter 2005		Fourth Quarter 2004
	As Reported	As Adjusted*	As Restated	As Adjusted*

Operating revenue	$1,074.5 Million	$1,073.4 Million	$922.6 Million	$922.6 Million
Net income	$59.8 Million	$57.8 Million	$37.2 Million	$45.8 Million
Net income per diluted share	$3.40	$3.29	$2.09	$2.57

	Year 2005		Year 2004
	As Reported	As Adjusted*	As Restated	As Adjusted*

Operating revenue	$3,866.7 Million	$3,832.9 Million	$3,444.5 Million	$3,444.5 Million
Net income	$165.6 Million	$184.2 Million	$171.6 Million	$180.7 Million
Net income per diluted share	$9.29	$10.34	$9.39	$9.89

*Adjusted to exclude the impact of tax and flood deferred revenue acceleration, intangible write off, and certain legal reserves; see Reconciliation of Non-GAAP Measures - Results from Operations below.

FINANCIAL HIGHLIGHTS
•	The Company had record consolidated operating revenue of $1,074.5 million for fourth quarter 2005 and $3,866.7 million for the full year 2005.
•	Operating revenue for the Title Operations segment for fourth quarter 2005 was $1,006.0 million, an increase of $142.1 million, or 16.4% over fourth quarter 2004.
•	Direct orders opened were 267,400 for fourth quarter 2005 compared to 263,800 for fourth quarter 2004, an increase of 1.4% over fourth quarter 2004.
•	Cash flows provided by operating activities were a record $422.5 million for the full year 2005 compared to $256.6 million for 2004.
•
During the quarter ended December 31, 2005, the Company repurchased approximately 410,800 shares of common stock for $25.7 million, at an average price of $62.64 per share, which brings the total shares repurchased in 2005 to 1,061,203 shares at an average price of $60.33 per share. As of December 31, 2005, the Company had approximately 1.2 million shares remaining in its authorized repurchase program.

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•
As previously announced, the Company will restate certain of its historical results due to an error in the calculation of its claims provision. Prior to the correction, our net income for 2004 was understated by $6.8 million for the fourth quarter and $25.3 million for the full year. All information in this release regarding 2004 results includes the effect of such restatement.

“I am pleased to report record operating revenue and record cash flow for LandAmerica in 2005, including back-to-back billion dollar revenue quarters, a first in our company’s history,” said President and Chief Executive Officer Theodore L. Chandler, Jr. “With mortgage originations essentially flat in 2005, our revenue improved more than 12% year over year. Our strong cash flow gives us financial flexibility and we will continue to execute on the 1.25 million share repurchase authorized last year as well as make strategic acquisitions. We very much like our positioning in an industry powered by the strength of the U.S. real estate economy.”

SEGMENT RESULTS

Title Operations

Operating revenue from direct title operations for fourth quarter 2005 increased $66.3 million, or 18.6%, over fourth quarter 2004 and $217.4 million, or 15.6%, for the full year 2005 over the full year 2004. Acquisitions completed since September 30, 2004 contributed approximately $5.9 million to the increase in operating revenue from direct operations for fourth quarter 2005 and approximately $41.8 million for the year ended December 31, 2005.

During fourth quarter and the year ended December 31, 2005, the Company continued to experience strong commercial business. Title insurance revenue from commercial operations, which the Company has typically defined as being premiums from policies providing coverage over $1 million in liability, was $293.0 million for fourth quarter 2005, an increase of 26.7% over fourth quarter 2004, and $988.3 million for the full year 2005, an increase of 33.0% over the prior year. For the quarter and year ended December 31, 2005, refinance activity was lower than the comparable periods in the prior year due to moderate increases in the interest rate environment in 2005.

Closed orders for fourth quarter 2005 for the Company’s direct title operations were 240,600, with an average fee per closed order of approximately $1,756 compared to 222,700 for fourth quarter 2004, with an average fee per closed order of approximately $1,599. Closed orders for the year ended December 31, 2005 were 975,000, with an average fee per closed order of approximately $1,657 compared to 918,500 for the year ended December 31, 2004, with an average fee per closed order of approximately $1,522.

Operating revenue from agency title operations for fourth quarter 2005 increased $75.8 million, or 14.9%, over fourth quarter 2004 due to growth in the agency business, particularly in certain southeastern and northeastern markets. Operating revenue from agency title operations for the year ended December 31, 2005 increased $120.5 million, or 6.6%, over the comparable prior-year period. This increase was due to growth in the agency business partially offset by acquisitions of title agencies reflected as direct revenue in 2005 and reduced levels of refinancing activity. Agents’ commissions as a percent of agency revenue was approximately 79.3% for fourth quarter 2005 compared to 80.1% for fourth quarter 2004. Agents’ commissions as a percent of agency revenue was approximately 79.8% and 80.1% for the years ended December 31, 2005 and 2004, respectively.

The claims provision as a percent of operating revenue for the Title Operations segment was approximately 4.8% for fourth quarter 2005, 4.3% for fourth quarter 2004, 5.2% for the full year 2005 and 4.3% for the full year 2004.

Pretax earnings for fourth quarter 2005 were $112.8 million compared to $83.1 million for fourth quarter 2004. Pretax earnings margin for fourth quarter 2005 was 11.0% compared to 9.5% for fourth quarter 2004. Pretax earnings for the year ended December 31, 2005 were $348.8 million compared to $345.4

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million for the year ended December 31, 2004. Pretax earnings margin for the year ended December 31, 2005 was 9.6% compared to 10.5% for the year ended December 31, 2004. Included in the results for the year ended December 31, 2005 were increased legal and regulatory costs of $26.1 million which included $12.3 million related to increased regulatory reserves.

Lender Services

Operating revenue in the Lender Services segment for fourth quarter 2005 decreased $1.2 million, or 3.1%, compared to fourth quarter 2004.  Before the impact of acquisitions completed since September 30, 2004, operating revenue for the segment decreased $4.6 million for fourth quarter 2005. Operating revenue for fourth quarter 2005 was negatively impacted by the loss of tax customers in the tax and flood business during 2005 and lower volume of orders in the credit services business. These decreases were partially offset by strong volume in the default services business.

Operating revenue in the Lender Services segment for the year ended December 31, 2005 increased $34.2 million, or 22.9%, compared to the year ended December 31, 2004.  Before the impact of acquisitions completed since September 30, 2004, operating revenue increased $12.7 million. The recognition of deferred revenue from terminated tax servicing contracts in our tax and flood business contributed approximately $33.8 million to the increase in operating revenue for 2005 as well as increased volume in the default services business. These increases were partially offset by lower volume in the tax and flood business as a result of the loss in customers and lower volume of orders in the credit services business.

Salaries and employee benefits for fourth quarter 2005 were $18.6 million, an increase of $1.5 million over fourth quarter 2004, and $75.3 million for the year ended December 31, 2005, an increase of $10.1 million over the year ended December 31, 2004. Acquisitions completed since September 30, 2004 contributed approximately $1.8 million to the increase for fourth quarter 2005 and $10.8 million for the year ended December 31, 2005. Before the impact of acquisitions completed since September 30, 2004, salaries and employee benefit costs decreased due to reductions in Full Time Equivalent (FTE) counts in the credit services and tax and flood businesses partially offset by increased FTEs in the default services business.

Pretax earnings (losses) for fourth quarter 2005 were $1.5 million compared to $(0.3) million for fourth quarter 2004. Pretax earnings (losses) for the year ended December 31, 2005 were $(13.6) million compared to $2.0 million for year ended December 31, 2004. Included in the results for the year ended December 31, 2005 was $37.6 million for the write off of a portion of the customer relationship intangible asset from the acquisition of the tax and flood business partially offset by recognition of deferred revenue from terminated servicing contracts in the Company’s tax and flood business of $33.8 million.

Financial Services

The Financial Services segment had pretax earnings of $4.1 million for fourth quarter 2005 compared to $2.7 million for fourth quarter 2004 and pretax earnings of $13.5 million for the year ended December 31, 2005 compared to $9.7 million in the year ended December 31, 2004.  These increases were due to growth in the loan and investment portfolio which exceeded the increase in interest-bearing liabilities.

Corporate and Other

Operating revenue in the Corporate and Other segment increased by approximately $10.8 million, or 52.9%, in fourth quarter 2005 over fourth quarter 2004. Operating revenue in the Corporate and Other segment for the full year 2005 increased $49.6 million, or 84.6%, compared to the full year 2004. Acquisitions completed since September 30, 2004 contributed approximately $0.8 million to the increase for fourth quarter 2005 and $28.3 million for the full year 2005. Before the impact of these acquisitions, operating revenue was favorably impacted by an increase in revenue in the commercial appraisal and assessment businesses and the home warranty business.

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Pretax losses for fourth quarter 2005 were $26.3 million compared to $28.3 million for fourth quarter 2004. Pretax losses for the full year 2005 were $87.4 million compared to $92.1 million for the full year 2004. The Corporate and Other segment includes unallocated corporate expenses and our home warranty, residential inspection and commercial appraisals and assessments businesses. The decrease in pretax losses year over year was due to the impact of acquisitions completed since September 30, 2004.

CONFERENCE CALL

The Company will host a conference call for analysts and shareholders on Friday, February 24, 2006, at 10:00 AM ET to discuss preliminary fourth quarter and full year 2005 results. Those wishing to participate in the conference call should dial 1-888-577-8991 prior to the beginning of the call and provide the conference operator with the pass code “LandAmerica.” The call will be simultaneously broadcast over the internet via LandAmerica’s website (www.landam.com) in the Calendar of Events area located within Investor/Financial Information. Additionally, an audio archive of the call can be accessed starting two hours after completion of the live call through March 31, 2006 via LandAmerica’s website.

About LandAmerica Financial Group, Inc.
Headquartered in Richmond, Virginia, LandAmerica Financial Group, Inc. is a leading provider of real estate transaction services. Through its many subsidiaries, LandAmerica serves residential and commercial customers with more than 800 direct offices and a network of 10,000 active agents throughout the United States, Mexico, Canada, the Caribbean, Latin America, and Europe.

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Segment Results
(In millions)

	Quarter Ended December 31, 2005
	Title Operations	Lender Services	Financial Services	Corporate & Other	Consolidated

Operating revenue:
Direct revenue	$422.5	$36.9	$0.4	$31.2	$491.0
Agency revenue	583.5	-	-	-	583.5
Total operating revenue	1,006.0	36.9	0.4	31.2	1,074.5
Investment income	15.5	1.1	8.6	1.7	26.9
Total revenue	1,021.5	38.0	9.0	32.9	1,101.4
Agents’ commissions	462.9	-	-	-	462.9
Salaries and employee benefits	250.5	18.6	0.6	25.3	295.0
Claims provision	48.8	0.1	-	2.6	51.5
Amortization of intangibles	3.0	2.7	-	0.8	6.5
Write off of intangible and other long-lived assets	1.5	-	-	-	1.5
Other expenses	142.0	15.1	4.3	30.5	191.9
Operating income before taxes	$112.8	$1.5	$4.1	$(26.3)	$92.1

	Quarter Ended December 31, 2004 (As Restated)
	Title Operations	Lender Services	Financial Services	Corporate & Other	Consolidated

Operating revenue:
Direct revenue	$356.2	$38.1	$0.2	$20.4	$414.9
Agency revenue	507.7	-	-	-	507.7
Total operating revenue	863.9	38.1	0.2	20.4	922.6
Investment income	13.8	0.3	5.8	1.6	21.5
Total revenue	877.7	38.4	6.0	22.0	944.1
Agents’ commissions	406.6	-	-	-	406.6
Salaries and employee benefits	211.7	17.1	0.6	22.6	252.0
Claims provision	36.9	-	-	2.6	39.5
Amortization of intangibles	3.0	3.5	-	0.8	7.3
Write off of intangible and other long-lived assets	4.1	-	-	-	4.1
Other expenses	132.3	18.1	2.7	24.3	177.4
Operating income before taxes	$83.1	$(0.3)	$2.7	$(28.3)	$57.2

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Segment Results
(In millions)

	Year Ended December 31, 2005
	Title Operations	Lender Services	Financial Services	Corporate & Other	Consolidated

Operating revenue:
Direct revenue	$1,615.3	$183.8	$1.2	$108.2	$1,908.5
Agency revenue	1,958.2	-	-	-	1,958.2
Total operating revenue	3,573.5	183.8	1.2	108.2	3,866.7
Investment income	54.7	2.0	29.5	6.7	92.9
Total revenue	3,628.2	185.8	30.7	114.9	3,959.6
Agents’ commissions	1,561.8	-	-	-	1,561.8
Salaries and employee benefits	961.9	75.3	2.4	78.7	1,118.3
Claims provision	186.1	0.1	-	11.0	197.2
Amortization of intangibles	11.2	14.1	0.2	3.3	28.8
Write off of intangible and other long-lived assets	1.5	37.6	-	-	39.1
Other expenses	556.9	72.3	14.6	109.3	753.1
Operating income before taxes	$348.8	$(13.6)	$13.5	$(87.4)	$261.3

	Year Ended December 31, 2004 (As Restated)
	Title Operations	Lender Services	Financial Services	Corporate & Other	Consolidated

Operating revenue:
Direct revenue	$1,397.9	$149.6	$0.7	$58.6	$1,606.8
Agency revenue	1,837.7	-	-	-	1,837.7
Total operating revenue	3,235.6	149.6	0.7	58.6	3,444.5
Investment income	50.6	0.9	20.9	5.2	77.6
Total revenue	3,286.2	150.5	21.6	63.8	3,522.1
Agents’ commissions	1,471.8	-	-	-	1,471.8
Salaries and employee benefits	837.1	65.2	2.2	66.5	971.0
Claims provision	139.0	-	-	3.5	142.5
Amortization of intangibles	8.4	13.4	0.2	2.6	24.6
Write off of intangible and other long-lived assets	5.0	-	-	-	5.0
Other expenses	479.5	69.9	9.5	83.3	642.2
Operating income before taxes	$345.4	$2.0	$9.7	$(92.1)	$265.0

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Summary of Operations
(In millions, except per share data and order information)

	Three Months Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
		(as restated)		(as restated)

Operating revenue	$1,074.5	$922.6	$3,866.7	$3,444.5
Investment and other income	25.7	19.9	88.7	71.8
Net realized investment gains	1.2	1.6	4.2	5.8
TOTAL REVENUE	1,101.4	944.1	3,959.6	3,522.1
Agents’ commissions	462.9	406.6	1,561.8	1,471.8
Salaries and employee benefits	295.0	252.0	1,118.3	971.0
General, administrative and other	172.7	157.6	676.6	572.8
Provision for policy and contract claims	51.5	39.5	197.2	142.5
Premium taxes	10.2	12.2	42.7	42.6
Interest expense	9.0	7.6	33.8	26.8
Amortization of intangibles	6.5	7.3	28.8	24.6
Write off of intangible and other long-lived assets	1.5	4.1	39.1	5.0
TOTAL EXPENSES	1,009.3	886.9	3,698.3	3,257.1
Income before income taxes	92.1	57.2	261.3	265.0
Income tax expense	32.3	20.0	95.7	93.4
Net income	$59.8	$37.2	$165.6	$171.6
Net income per common share	$3.50	$2.11	$9.45	$9.46
Weighted average number of common shares outstanding	17.1	17.7	17.5	18.1
Net income per common share assuming dilution	$3.40	$2.09	$9.29	$9.39
Weighted average number of common shares outstanding assuming dilution	17.6	17.8	17.8	18.3
Other selected information:
Cash flow from operations	$155.0	$85.6	$422.5	$256.6
Direct orders opened (in thousands):
October	100.9	94.0
November	89.5	88.8
December	77.0	81.0
Total direct orders opened	267.4	263.8	1,247.9	1,226.6
Total direct orders closed	240.6	222.7	975.0	918.5

	December 31,
	2005	2004

Cash and investments	$1,843.8	$1,509.3
Total assets	3,695.0	3,264.9
Policy and contract claims	697.6	643.8
Notes payable	479.3	465.4
Deferred service arrangements	211.2	202.4
Shareholders’ equity	1,278.5	1,197.7
Book value per share attributable to common shareholders	73.94	66.68
Book value per share attributable to intangibles	42.83	43.51
Tangible book value per share attributable to common shareholders	31.11	23.17

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Reconciliation of Non-GAAP Measures
(Dollars in millions)

PRBDA
The Company evaluates the results of its Lender Services segment on the basis of pretax income before net revenue deferrals and amortization (“PRBDA”). Adjusted operating revenue represents operating revenue adjusted for the impact of net revenue deferrals. PRBDA margin represents PRBDA divided by operating revenue adjusted for net revenue deferrals. PRBDA and PRBDA margin are not measures of performance defined by GAAP and should not be considered in isolation or as a substitute for operating income or cash flows provided by operating activities, which have been prepared in accordance with GAAP. PRBDA and PRBDA margin, as presented, may not be comparable to the calculation of similarly titled measures reported by other companies. We believe that PRBDA and PRBDA margin provide useful information to investors because they are indicators of operating and cash flow performance for those businesses where we have life of loan servicing requirements, which have been burdened in the short run with amortization expense related to intangibles acquired with the businesses. While amortization expense is an operating expense under GAAP, this expense represents the non-current allocation of intangible assets acquired in prior periods. Additionally, while net revenue deferrals are a reduction of revenue and profits in the current period, these reductions represent a non-cash allocation of revenue to future periods for ongoing monitoring of certain of the Company’s flood and tax servicing products. Reconciliations of these financial measures to Lender Services operating results are as follows:

	Quarter Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004

Operating revenue	$36.9	$38.1	$183.8	$149.6
Change in net revenue deferrals	5.3	7.1	4.4	26.2
Adjusted operating revenue	42.2	45.2	188.2	175.8

Pretax earnings	$1.5	$(0.3)	$(13.6)	$2.0
Change in net revenue deferrals	5.3	7.1	4.4	26.2
Add back:
Amortization expense	2.7	3.5	14.1	13.4
Write off of intangible and other long-lived assets	-	-	37.6	-
PRBDA	9.5	10.3	42.5	41.6
PRBDA to adjusted operating revenue margin	22.5%	22.8%	22.6%	23.7%

Results from Operations
To supplement the Company’s consolidated financial statements presented on a GAAP basis, the Company uses additional non-GAAP measures of operating revenue, income before income taxes, net income, and earnings per common share assuming dilution adjusted to exclude certain costs, expenses, gains or losses it believes appropriate to enhance the overall understanding of the Company’s past financial performance and also its prospects for the future. These adjustments to the Company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the underlying operational results and trends and the Company’s marketplace performance. In addition, these non-GAAP results are among the primary indicators management uses as a basis for planning and forecasting future periods. Adjusted operating revenue, adjusted income before income taxes, adjusted net income, and adjusted earnings per common share assuming dilution are not measures of performance defined by GAAP and should not be considered in isolation or as a substitute for operating revenue, income before income taxes, net income, or earnings per common share assuming dilution, which have been prepared in accordance with GAAP. Reconciliations of these financial measures to consolidated operating results are as follows:

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Reconciliation of Non-GAAP Measures
(In millions, except per share data)

	Quarter Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
		(as restated)		(as restated)

Operating revenue, as reported	$1,074.5	$922.6	$3,866.7	$3,444.5
Deduct:
Recognition of deferred income	(1.1)	-	(33.8)	-
Adjusted operating revenue	1,073.4	922.6	3,832.9	3,444.5

Income before income taxes, as reported	$92.1	$57.2	$261.3	$265.0
Add back:
Write off of intangible and other long-lived assets	1.5	4.1	39.1	5.0
Regulatory legal reserve	(3.0)	-	12.3	-
Settlement of class action suits	-	9.2	10.3	9.2
	90.6	70.5	323.0	279.2
Deduct:
Recognition of deferred income	(1.1)	-	(33.8)	-
Adjusted income before income taxes	89.5	70.5	289.2	279.2

Net income, as reported	$59.8	$37.2	$165.6	$171.6
Add back:
Write off of intangible and other long-lived assets	0.9	2.7	23.2	3.2
Regulatory legal reserve	(2.2)	-	8.7	-
Settlement of class action suits	-	5.9	6.7	5.9
	58.5	45.8	204.2	180.7
Deduct:
Recognition of deferred income	(0.7)	-	(20.0)	-
Adjusted net income	57.8	45.8	184.2	180.7

Net income per common share assuming dilution, as reported	$3.40	$2.09	$9.29	$9.39
Add back:
Write off of intangible and other long-lived assets	0.05	0.15	1.30	0.18
Regulatory legal reserve	(0.12)	-	0.49	-
Settlement of class action suits	-	0.33	0.38	0.32
	3.33	2.57	11.46	9.89
Deduct:
Recognition of deferred income	(0.04)	-	(1.12)	-
Adjusted net income per common share assuming dilution	3.29	2.57	10.34	9.89

Results for 2005 are preliminary and quarterly information is unaudited.

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The Company cautions readers that the statements contained herein regarding the Company's future financial condition, business plans, operations, opportunities, or prospects, including any factors which may affect future earnings, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon management's current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results to differ materially from anticipated results. Such risks and uncertainties include: (i) the Company's results of operations and financial condition are susceptible to changes in mortgage interest rates and general economic conditions; (ii) the Company is subject to government regulation; (iii) heightened regulatory scrutiny of the Company and the title insurance industry could materially and adversely affect its business, operating results, and financial condition; (iv) the Company may not be able to fuel its growth through acquisitions; (v) the Company’s inability to integrate and manage successfully its acquired businesses could adversely affect its business, operating results, and financial condition; (vi) regulatory non-compliance, fraud or defalcations by the Company’s title insurance agents or employees could adversely affect its business, operating results, and financial condition; (vii) competition in the Company’s industry affects its revenue; (viii) significant industry changes and new product and service introductions require timely and cost-effective responses; (ix) the Company’s litigation risks include substantial claims by large classes of claimants; (x) key accounting and essential product delivery systems are concentrated in a few locations; (xi) provisions of the Company’s articles of incorporation and bylaws, its shareholder rights plan and applicable state corporation and insurance laws could limit another party’s ability to acquire the Company and could deprive shareholders of the opportunity to obtain a takeover premium for shares of common stock owned by them; (xii) the Company’s future success depends on its ability to continue to attract and retain qualified employees; and (xiii) the Company’s conduct of business in foreign markets creates financial and operational risks and uncertainties that may materially and adversely affect its business, operating results, and financial condition. For more details on factors that could affect expectations, see the Company's Annual Report on Form 10-K for the year ended December 31, 2004, and other reports from time to time filed with or furnished to the Securities and Exchange Commission. This press release speaks only as of its date, and the Company disclaims any duty to update the information herein.

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